Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of AgroFresh Solutions Inc. (formerly known as Boulevard Acquisition Corp.) on Form S-8 to be filed on or about September 24, 2015 of our report dated February 26, 2015, on our audit of the financial statements as of December 31, 2014 and for of the year then ended, which report was included in the Annual Report on Form 10-K filed on February 27, 2015.

/s/ EisnerAmper LLP

New York, New York

September 24, 2015